UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2008

TRANE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 980-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 5, 2008, Trane Inc. (formerly known as American Standard Companies Inc., the “Company”) completed its merger (the “Merger”) with Indian Merger Sub, Inc. (“Merger Sub”), as a result of which the Company has been acquired by, and is a wholly owned subsidiary of, Ingersoll-Rand Company Limited (“Ingersoll Rand”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated December 15, 2007, by and among the Company, Merger Sub and Ingersoll Rand (the “Merger Agreement”).

Item 1.02	Termination of a Material Definitive Agreement.

On June 5, 2008, in connection with the Merger, the Company repaid in full all outstanding term loans and revolving loans, together with interest and all other amounts due in connection with such repayment, under the Five-Year Credit Agreement, dated as of May 31, 2007, among the Company and its wholly-owned subsidiaries, Trane U.S. Inc. (formerly known as American Standard Inc.) and Trane International Inc. (formerly known as American Standard International Inc.) and certain other subsidiaries of the Company, and the financial institutions listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, J.P. Morgan Europe Limited, as London Agent, Bank of America, N.A., as Syndication Agent, and BNP Paribas, Citibank, N.A. and Mizuho Corporate Bank, Ltd., as Document Agents (the “Five-Year Credit Agreement”). The Five Year Credit Agreement was comprised of a $1.0 billion multi-currency five-year senior unsecured revolving credit facility, with up to the U.S. Dollar Equivalent of $250 million being available in the form of letters of credit and swingline loans in an amount not to exceed U.S. Dollar Equivalent of $100 million. Immediately prior to the Merger, the Company had no outstanding borrowings under the Five-Year Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 5, 2008, at a special meeting of the shareholders of the Company, the Company’s shareholders adopted the Merger Agreement by the requisite vote required under the General Corporation Law of the State of Delaware and Ingersoll Rand announced the consummation of the Merger. Pursuant to the Merger Agreement, Merger Subsidiary merged with and into the Company, with the Company continuing after the Merger as a wholly owned subsidiary of Ingersoll Rand. Pursuant to the Merger Agreement, each outstanding share of the common stock of the Company (“Common Stock”) was converted in the Merger into the right to receive 0.23 of an Ingersoll Rand Class A common share, and $36.50 in cash, without interest.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2007, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company has notified the New York Stock Exchange (the “Exchange”) that each outstanding share of Common Stock was converted in the Merger into the right to receive 0.23 of an Ingersoll Rand Class A common share, and $36.50 in cash, without interest, and has requested that the Exchange file a notification of removal from listing on Form 25 with the Commission with respect to the Common Stock. In addition, the Company will file with the Commission a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock (and the associated Junior Participating Cumulative Preferred Stock purchase rights) be deregistered under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”) and that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, each outstanding share of Common Stock was converted in the Merger into the right to receive 0.23 of an Ingersoll Rand Class A common share, and $36.50 in cash, without interest. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, the Company became a wholly owned subsidiary of Ingersoll Rand. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

As a result of the Merger, all of the current directors of the Company and certain executive officers of the Company (namely, Messrs. Frederic M. Poses, G. Peter D’Aloia, Lawrence B. Costello and Brad Cerepak), resigned as of the effective time of the Merger. In addition, W. Craig Kissel resigned as an executive officer of the Company as of the effective time of the Merger, but he will remain employed with Ingersoll Rand for a period of three months following the completion of the transaction to assist with the transition, after which time Mr. Kissel will retire. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices. Upon completion of the Merger, the directors of Merger Sub became the directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s Certificate of Incorporation and Bylaws were amended and restated, effective June 5, 2008, through operation of the Merger.

Item 7.01	Regulation FD Disclosure.

On June 5, 2008, at a special meeting of the shareholders of the Company, the Company’s shareholders adopted the Merger Agreement by the requisite vote required under the General Corporation Law of the State of Delaware and Ingersoll Rand announced the consummation of the Merger. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated December 15, 2007, by and among Ingersoll-Rand Company Limited, Indian Merger Sub, Inc. and Trane Inc. (incorporated by reference to Exhibit 2.1 of Trane Inc.’s Current Report on Form 8-K, filed on December 17, 2007).

The information in Exhibit 99.1 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANE INC.

By:	/s/ Mary Elizabeth Gustafsson
Name:	Mary Elizabeth Gustafsson
Title:	Senior Vice President, General Counsel and Secretary

DATE: June 5, 2008

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated December 15, 2007, by and among Ingersoll-Rand Company Limited, Indian Merger Sub, Inc. and Trane Inc. (incorporated by reference to Exhibit 2.1 of Trane Inc.’s Current Report on Form 8-K, filed on December 17, 2007).